                             MANAGEMENT AGREEMENT

      THIS AGREEMENT is made as of this 31st day of October, 1986 by and between TrustFunds Liquid Asset Trust (the "Trust"), a Massachusetts business trust, and SEI Financial Management Corporation (the "Manager"), a Delaware corporation.

      WHEREAS the Trust is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS the Manager is willing to provide, or oversee the performance of others who will provide management, administrative, transfer agent and unitholder servicing services to the Trust's Treasury Portfolio, Agency Portfolio, Commercial Portfolio, Prime Obligation Portfolio, Institutional Cash Portfolio, and such other portfolios as the Trust and the Manager may agree on (collectively, "Portfolios"), on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

      ARTICLE 1.  Retention of the Manager.  The Trust hereby retains the
                  ------------------------
Manager to act as the Manager and Unitholder Servicing Agent of the Portfolios and to furnish the Portfolios with the management, administrative, transfer agent and unitholder servicing services as set forth below. The Manager hereby accepts such employment to perform the duties set forth below. The Manager shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust. All of the Manager's duties shall be subject always to the objectives, policies and restrictions contained in the Trust's current registration statement under the 1940 Act, to the Trust's Declaration of Trust and By-Laws, to the provisions of the 1940 Act, and to any other guidelines that may be established by the Trust's Trustees. The Manager shall calculate the daily net asset value of the Portfolios in accordance with the procedures prescribed in the Trust's Registration Statement and such other procedures as may be established by the Trustees of the Trust.

      ARTICLE 2.  Evaluation Services.  The Manager shall oversee and monitor
                  -------------------
the performance of the Portfolios' investment adviser and shall furnish to the Trust such information, evaluations, analyses and opinions regarding said performance as the Trustees may, from time to time, reasonably request; provided, however, that the Manager shall have no authority to make and shall not make investment decisions for the Portfolios nor furnish any advice with respect to the desireability of making such investment decisions.

      ARTICLE 3.  Transfer Agent Services.  The Manager will act as Transfer
                  -----------------------
Agent for the Portfolios and, as such, will record in an account (the "Account") the total number of units of beneficial interest ("Units") of each Portfolio issued and outstanding from time to time and will maintain Unit transfer records in which it will note the names and registered addresses of Unitholders, and the number of Units from time to time owned by each of them. Each Unitholder will be assigned one or more account numbers. The Manager is authorized to set up accounts and record transactions in the accounts on the basis of instructions received from Unitholders when accompanied by remittance in appropriate amount as provided in the Trust's then current prospectus. The Trust will not issue certificates representing its Units. Whenever Units are purchased or issued, the Manager shall credit the Account with the Units issued, and credit the proper number of Units to the appropriate Unitholder. Likewise, whenever the Manager has occasion to redeem Units owned by a Unitholder, the Trust authorizes the Manager to process the transaction by making appropriate entries in its Unit transfer records and debiting the Account.

      Upon receipt by the Trust's Wire Agent (currently the United States National Bank of Oregon) on behalf of the Manager of funds through the Federal Reserve wire system or conversion into Federal funds of funds transmitted by other means, for the purchase of Units in accordance with the Trust's current prospectus, the Manager shall notify the Trust of such deposits on a daily basis. The Manager shall credit the Unitholder's account with the number of units purchased according to the price of the Units in effect for such purchases determined in the manner set forth in the Trust's then current prospectus. The Manager shall process each order for the redemption of Units from or on behalf of a Unitholder, and shall cause cash proceeds to be wired in Federal funds. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between the Trust and Manager. If the Manager or the Trust determines that a request for redemption does not comply with the requirements for redemption, the Manager shall promptly so notify the Unitholder, together with the reason therefor, and shall effect such redemption at the price next determined after receipt of documents complying with said standards. On each day that the Trust's custodian banks and the New York Stock Exchange are open for business ("Business Day"), the Manager shall notify the Custodian of the amount of cash or other assets required to meet payments made pursuant to the provisions of this paragraph, and the Trust shall instruct the Custodian to make available from time to time sufficient funds or other assets therefor. The authority of the Manager to perform its responsibilities under this paragraph shall be suspended upon receipt by it of notification from the Securities and Exchange Commission or the Trustees of the suspension of the determination of the Trust's net asset value.

     In registering transfers, the Manager may rely upon the opinion of counsel in not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     The Trust warrants that it has or shall deliver to the Manager, as transfer agent:

     (a) a copy of the Declaration of Trust of the Trust, incorporating all amendments thereto, certified by the Secretary or Assistant Secretary of the Trust;

     (b) an opinion of counsel to the Trust with respect to (i) the legality and continuing existence of the Trust, (ii) the legality of its outstanding Units of beneficial interest, and (iii) the number of units authorized for issuance and that upon issuance they will be validly issued; and

     (c) the Trust's Secretary's or Assistant Secretary's certificate as to the authorized outstanding Units of the Trust, its address to which notices may be sent, the names and specimen signatures of its officers who are authorized to sign instructions or requests to the Manager on behalf of the Trust, and the name and address of legal counsel to the Trust. In the event of any future amendment or change in respect of any of the foregoing, prompt written notification of such change shall be given by the Trust to the Manager, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Manger may deem necessary or appropriate.

     ARTICLE 4.  Dividend Disbursing Agent. The Manager shall act as Dividend
                 -------------------------
Disbursing Agent for the Trust and, as such, in accordance with the provisions of the Trust's Declaration of Trust and then current prospectus, shall prepare and wire or credit income and capital gains distributions to Unitholders. The Trust agrees that it shall promptly inform the Manager of the declaration of any dividend or distribution of its Units, and that on or before the payment date of a distribution, it shall instruct the Custodian to make available, at the instruction of the Dividend Disbursing Agent, sufficient funds for the cash amount to be paid out. If a Unitholder is entitled to receive additional Units by virtue of any such distribution or dividend, appropriate credits will be made to the Unitholder's account.

     ARTICLE 5.  Other Administrative Services. in addition to the services
                 -----------------------------
described above, the Manager shall perform or supervise the performance by others of other administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operation. The Manager shall provide the Trust with regulatory reporting and related bookkeeping services, all necessary office space, equipment, personnel compensation and facilities (including facilities for Unitholders' and Trustees' meetings) for handling the affairs of the Portfolios and such other services as the Manager shall, from time to time, determine to be necessary to perform its obligations under this Agreement. The Manager shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder; furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust shall determine desirable; and shall provide the Portfolios' Unitholders with the reports described in the Trust's current prospectus. Also, the Manager will perform other services for the Trust as agreed to from time to time, including, but not limited to, preparation and mailing of appropriate federal income tax forms; mailing the annual reports of the Trust; preparing an annual list of Unitholders; furnishing the Trust with such reports regarding the sale and redemption of Units as may be required in order to comply with federal and state securities law; and mailing notices of Unitholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Manager's out-of-pocket expenses.

      ARTICLE 6.  Allocation of Charges and Expenses.
                  ----------------------------------

      (A)  The Manager.  The Manager shall furnish at its own expense the
           -----------
executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Manager shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Manager or of any affiliated corporation; provided, however, that unless otherwise specifically provided, the Manager shall not be obligated to pay the compensation of any employee of the Manager retained by the Trustees of the Trust to perform services on behalf of the Trust.

      (B)  The Trust.  The Trust assumes and shall pay or cause to be paid all
           ---------
other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information proxy solicitation material and notices to existing Unitholders, all expenses incurred in connection with the issuing and redeeming Trust Units, the costs of custodial services, the cost of initial and ongoing registration of the Trust's Units under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Manager or any affiliated corporation, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, all fees and charges of investment advisers to the Trust, and distribution expenses in accordance with the Trust's Distribution Plan.

     ARTICLE 7.  Compensation of the Manager
                 ---------------------------

     (A)  Management Fee.  For the services to be rendered, the facilities
          --------------
furnished and the expenses assumed by the Manager pursuant to this Agreement, the Trust shall pay to the Manager compensation at an annual rate specified in the Schedules which are attached hereto and made a part of this Agreement ("Schedules"). Such compensation shall be calculated and accrued daily, and paid to the Manager monthly (subject to any expenses to be borne by the Manager under Article 7(B) herein). If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Manager's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Manager's compensation for the preceding month shall be made promptly after completion of the computations by paragraph (B) of this Article 7.

     (B)  Excess Expenses.  If the expenses of any Portfolio for any fiscal year
          ---------------
(including fees and other amounts payable to the Manager, but excluding interest, taxes, brokerage costs, litigation and other extraordinary costs) as calculated every Business Day would exceed (i) the annual rate for any Portfolio as specified in the attached Schedules or (ii) the expense limitations imposed on investment companies by any applicable stature or regulatory authority of any jurisdiction in which Units are qualified for offer and sale, the Manager shall bear such excess cost of such portfolio. However, the Manager will not bear expenses of the Trust or any Portfolio thereof to an extent which would result in the Trust's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Manager pursuant to this Article 7(B) shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to Manager for such month pursuant to Article 7(A) above and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust. Any excess expenses borne under Article 7(B)(i) (including any fees waived by the Manager) or such excess expenses of the Trust borne by the Manager since May 25, 1984 pursuant to earlier agreements between the Manager and the Trust may be recovered by the Manager from the Trust when such recovery would not cause the applicable Portfolio's expenses to exceed the expense limitation set forth in the attached Schedules.

     (C)  Compensation From Transactions.  The Trust hereby authorizes any
          ------------------------------
entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

     (D)  Survival of Compensation Rates. All rights of compensation under this
          ------------------------------
Agreement shall survive the termination of this Agreement.

     ARTICLE 8.  Limitation of Liability of the Manager. The duties of the
                 --------------------------------------
Manager shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Manager hereunder. The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 8, the term "Manager" shall include directors, officers and employees and other corporate agents of the Manager as well as that corporation itself.) So long as the Manager acts in good faith and with due diligence and without gross negligence, the Trust assumes full responsibility and shall indemnify the Manager and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees, and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said management and transfer, dividend disbursing and unitholder servicing agency relationship to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement. The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Manager harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Manager will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights thereunder.

     The Manager may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Manager's duties, and the Manager shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts. Also, the Manager shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed by the proper person or persons.

Nor shall the Manager be held to have notice of any change of authority of any officer, employee or agent of the Trust until receipt of written notice thereof from the Trust.

      ARTICLE 9.  Activities of the Manager.  The services of the Manager
                  -------------------------
rendered to the Trust are not to be deemed to be exclusive. The Manager is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Unitholders of the Trust are or may be or become interested in the Manager, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Manager and its counsel are or may be or become similarly interested in the Trust, and that the Manager may be or become interested in the Trust as a Unitholder or otherwise.

      ARTICLE 10.  Duration and Termination of this Agreement.  This Agreement,
                   ------------------------------------------
unless terminated sooner as provided herein, shall remain in effect for two years after the date of the Agreement and shall continue in effect for successive periods of one year if such continuance is specifically approved at least annually (i) by the Trustees of the Trust and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time and without penalty by the Trustees of the Trust or by the Manager on not less than 30 days nor more than 60 days written notice to the other party hereto. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the designated mailing address of such party.

      This Agreement shall not be assignable by either party without the written consent of the other party.

      ARTICLE 11.  Amendments.  This Agreement may be amended by the parties
                   ----------
hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Manager may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

     ARTICLE 12.  Trustees' Liability.  A copy of the Declaration of Trust of
                  -------------------
the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Unitholders of the Trust individually, but binding only upon the assets and property of the Trust.

     ARTICLE 13.  Certain Records.  The Manager shall maintain customary records
                  ---------------
in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Manager on behalf of the Trust shall be prepared and maintained at the expense of the Manager, but shall be the property of the Trust and will be made available to or surrendered promptly to the trust on request. In case of any request or demand for the inspection of such records by another party, the Manager shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Manager may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Manager against such liability.

     ARTICLE 14.  Definitions of Certain Terms.  The Terms "interested person"
                  ----------------------------
and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 15.  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 16.  Multiple Originals.  This Agreement may be executed in two or
                  ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute by one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                       TRUSTFUNDS LIQUID ASSET TRUST


                                       By  [SIGNATURE APPEARS HERE]
                                         ------------------------------------
                                           President


                                       SEI FINANCIAL MANAGEMENT CORPORATION


                                       By  [SIGNATURE APPEARS HERE]
                                         ------------------------------------
                                           Executive Vice President

                      Schedule A to Management Agreement
                   Between TrustFunds Liquid Asset Trust and
                     SEI Financial Management Corporation
                            Dated October 31, 1986


     TrustFunds Liquid Asset Trust (the "Trust") and SEI Financial Management Corporation ("Manager") hereby agree as follows with respect to Article 7 of the Management Agreement between the Manager and the Trust date October 31, 1986 ("Agreement").

     1. The annual rate of compensation for the following Trust Portfolios pursuant to Article 7(A) of the Agreement shall be as follows:

          (a)  Treasury Portfolio:  .36% of the average daily net assets of the
               ------------------
               Portfolio.

          (b)  Agency Portfolio:  .36% of the average daily net assets of the
               ----------------
               Portfolio.

          (c)  Commercial Portfolio:  .36% of the average daily net assets of
               --------------------
               the Portfolio.

          (d)  Prime Obligation Portfolio:  .36% of the average daily net assets
               --------------------------
               of the Portfolio.

          (e)  Institutional Cash Portfolio:  .36% of the average daily net
               ----------------------------
               assets of the Portfolio.


     2. The annual rate of expenses for the following Trust Portfolios pursuant to Article 7(B)(i) of the Agreement shall be as follows:

          (a)  Treasury Portfolio:  .44% of the average daily net assets of the
               ------------------
               Portfolio.

          (b)  Agency Portfolio:  .44% of the average daily net assets of the
               ----------------
               Portfolio.

          (c)  Commercial Portfolio:  .44% of the average daily net assets of
               --------------------
               the Portfolio:

          (d)  Prime Obligation Portfolio:  .44% of the average daily net assets
               --------------------------
               of the Portfolio:

          (e)  Institutional Cash Portfolio:  .44% of the average daily net
               ----------------------------
               assets of the Portfolio.